                     ATTACHMENT FOR CURRENT FILING OF N-SAR
                                SUB-ITEM 77Q1(a)

The following amendments were made to the Registrant's Declaration of Trust:

     Addition of New Series of Shares

          American Bond Trust

     Additional of New Series of Shares

          Small Company Growth Trust
          Growth Opportunities Trust
          Value Opportunities Trust
          Vista Trust
          Intrinsic Value Trust
          Growth Trust
          U.S. Multi Sector Trust
          International Growth Trust
          Spectrum Income Trust
          Value & Restructuring Trust

                               JOHN HANCOCK TRUST

                          Establishment and Designation
              of Additional Series of Shares of Beneficial Interest
                           ($0.01 par value per share)

     The undersigned, being a majority of the Trustees of John Hancock Trust (the "Trust"), acting pursuant to Section 4.1(a) of the Agreement and Declaration of Trust of the Trust dated September 29, 1988 (the "Declaration of Trust") hereby establish and designate the following new Series of Shares (as defined in the Declaration of Trust), such Series of Shares to have the following special and relative rights:

1.   The new Series of Shares shall be designated:

     American Bond Trust

2. The new Series of Shares shall have the relative rights and preferences described in Section 4.2 of the Declaration of Trust, provided that the Trustees, in their absolute discretion, may amend any previously established relative rights and preferences as they may deem necessary or desirable to enable the Trust to comply with the Investment Company Act of 1940 or other applicable law.

     In witness whereof, the undersigned have executed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust this 29th day of July, 2005.


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Don B. Allen                            Charles L. Bardelis


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Peter S. Burgess                        Elizabeth Cook


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John D. DesPrez III                     Hassell H. McClellan


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James M. Oates                          John D. Richardson


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F. David Rolwing

The Agreement and Declaration of Trust of the Trust, dated September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that this instrument was executed by the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of them or the shareholders of the Trust individually, but are binding only upon the assets belonging to the Trust, or the particular Series of Shares in question, as the case may be.

                               JOHN HANCOCK TRUST

                          Establishment and Designation
              of Additional Series of Shares of Beneficial Interest
                           ($0.01 par value per share)

     The undersigned, being a majority of the Trustees of John Hancock Trust (the "Trust"), acting pursuant to Section 4.1(a) of the Agreement and Declaration of Trust of the Trust dated September 29, 1988 (the "Declaration of Trust") hereby establish and designate the following new Series of Shares (as defined in the Declaration of Trust), such Series of Shares to have the following special and relative rights:

1.   The new Series of Shares shall be designated:

     Small Company Growth Trust
     Growth Opportunities Trust
     Value Opportunities Trust
     Vista Trust
     Intrinsic Value Trust
     Growth Trust
     U.S. Multi Sector Trust
     International Growth Trust
     Spectrum Income Trust
     Value & Restructuring Trust

2. The new Series of Shares shall have the relative rights and preferences described in Section 4.2 of the Declaration of Trust, provided that the Trustees, in their absolute discretion, may amend any previously established relative rights and preferences as they may deem necessary or desirable to enable the Trust to comply with the Investment Company Act of 1940 or other applicable law.

     In witness whereof, the undersigned have executed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust this 12th day of October, 2005.


-------------------------------------   ----------------------------------------
Don B. Allen                            Charles L. Bardelis


-------------------------------------   ----------------------------------------
James R. Boyle                          Peter S. Burgess


-------------------------------------   ----------------------------------------
Elizabeth Cook                          Hassell H. McClellan


-------------------------------------   ----------------------------------------
James M. Oates                          John D. Richardson


-------------------------------------
F. David Rolwing

The Agreement and Declaration of Trust of the Trust, dated September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that this instrument was executed by the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of them or the shareholders of the Trust individually, but are binding only upon the assets belonging to the Trust, or the particular Series of Shares in question, as the case may be.